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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of VERITAS Software Corporation, for the registration of $520,000,000 of convertible subordinated notes (including the shares issuable upon conversion of the notes), and to the incorporation by reference therein of our report dated January 23, 2001, except for Note 20, insofar as it relates to the year 2000, as to which the date is March 14, 2003, with respect to the consolidated financial statements (as restated) and schedule of VERITAS Software Corporation for the year ended December 31, 2000, included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP



San Jose, California

September 30, 2003